Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

____________________________

The undersigned acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: September 28, 2007

WELSH, CARSON, ANDERSON & STOWE IX, L.P.
By: WCAS IX Associates LLC, General Partner
By:	/s/ Jonathan M. Rather
Managing Member
WCAS IX Associates LLC
By:	/s/ Jonathan M. Rather
Managing Member
WELSH, CARSON, ANDERSON & STOWE X, L.P.
By: WCAS X Associates LLC, General Partner
By:	/s/ Jonathan M. Rather
Managing Member
WCAS X Associates LLC
By:	/s/ Jonathan M. Rather
Managing Member